UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2015
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On February 10, 2015, the boards of directors of IDACORP, Inc. (IDACORP) and Idaho Power Company (Idaho Power) appointed Richard J. Navarro as a member of the boards of directors, effective immediately, to serve until the next annual meeting of IDACORP shareholders scheduled to be held in May 2015. Mr. Navarro will be subject to annual election thereafter. Mr. Navarro was not appointed to any committees of the boards of directors in connection with his initial appointment as a director.

Mr. Navarro, age 62, has served as the Chief Administrative Officer of Albertson's LLC since March 2014. Previously, he was the Chief Financial Officer of Albertson's LLC, from June 2006 to March 2014. He also served as a member of the board of directors of Home Federal Bancorp, Inc. from 2005 to May 2014.

The IDACORP Board of Directors has determined that Mr. Navarro is independent under the applicable listing standards of the New York Stock Exchange. There is no arrangement or understanding between Mr. Navarro and any other person pursuant to which he was elected as a director of IDACORP or Idaho Power. Additionally, there is no transaction between Mr. Navarro and IDACORP or Idaho Power that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment to the boards of directors, on or about March 1, 2015, Mr. Navarro will receive a stock payment of approximately $80,000 in value of IDACORP common stock in accordance with the terms of the IDACORP, Inc. Non-Employee Director Stock Compensation Plan, as amended (Director Stock Plan). A copy of the Director Stock Plan has been previously filed with the Securities and Exchange Commission (File No. 1-14456, 1-3198) as Exhibit 10.31 to the Form 10-K for the year ended December 31, 2013, filed on February 20, 2014. IDACORP and Idaho Power will file an amended version of the Director Stock Plan with their Annual Report on Form 10-K for the year ended December 31, 2014, increasing the annual IDACORP stock grant to directors from $75,000 to $80,000 in IDACORP common stock for 2015. Other elements of Mr. Navarro's compensation for service as a member of the boards of directors will be consistent with those disclosed in IDACORP's Schedule 14A definitive proxy statement, prorated for a partial year of service in 2015.

Also in connection with his appointment to the boards of directors, Mr. Navarro and IDACORP executed a director indemnification agreement that provides, among other things, that IDACORP will indemnify and hold Mr. Navarro harmless for losses and expenses resulting from claims arising out of, or related to, the fact that he is or was a director of IDACORP or its subsidiaries (including Idaho Power). The form of indemnification agreement has been previously filed with the Securities and Exchange Commission (File No. 1-14465, 1-3198) as Exhibit 10(h)(xx) to the Form 10-Q for the quarter ended September 30, 2006, filed on November 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  February 10, 2015
IDACORP, INC.
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer